Exhibit 99.1
Masimo Reports Second Quarter 2021 Financial Results
Second Quarter 2021 Highlights

■	Product revenue was $305.1 million;
■	GAAP net income per diluted share was $0.88; and
■	Non-GAAP net income per diluted share was $0.94.
Irvine, California, July 27, 2021 - Masimo (Nasdaq: MASI) today announced its financial results for the second quarter of 2021, ended July 3, 2021.
Second Quarter 2021 Results:
Product revenue increased 1.4% to $305.1 million, and decreased 0.1% on a constant currency basis, compared to $301.0 million in the second quarter of 2020. Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments were 72,500 in the second quarter of 2021.
GAAP operating margin for the second quarter 2021 was 21.3% compared to 20.7% in the second quarter of 2020. Second quarter 2021 non-GAAP operating margin was 23.4% compared to 21.1% in the second quarter of 2020.
For the second quarter of 2021, GAAP net income was $50.2 million, or $0.88 per diluted share compared to net income of $55.8 million, or $0.96 per diluted share, in the second quarter of 2020. Non-GAAP net income was $54.0 million, or $0.94 per diluted share, compared to net income of $49.3 million, or $0.85 per diluted share, in the second quarter of 2020.
Total cash and cash equivalents were $576.0 million as of July 3, 2021.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “We are happy to report strong second quarter results. While we expected the drivers and capital orders of 2021 to be lower than we achieved in 2020 due to high demand during the height of COVID-19, and expected sensor volumes to rebound as elective surgeries recover, we did not anticipate the very strong increase in single-patient-use sensors that we realized this quarter. This produced higher revenues that exceeded expectations for this period.”

2021 Financial Guidance
The Company provided the following updated estimates for its full-year 2021 guidance:

	2021 Updated Guidance(1)		Prior 2021 Guidance(1)
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue	$1,216.0	$1,216.0	$1,205.0	$1,205.0
Product revenue	$1,216.0	$1,216.0	$1,205.0	$1,205.0
Percentage growth - as reported	6.3%	N/A	5.4%	N/A
Percentage growth - constant currency	N/A	5.4%	N/A	4.5%
Gross margin	65.3%	66.0%	66.7%	67.0%
Operating margin	22.3%	23.8%	23.2%	24.5%
Earnings per diluted share	$3.83	$3.85	$3.83	$3.83
Estimated tax rate	18.2%	23.4%	20.0%	24.3%
______________
(1)     Updated guidance provided July 27, 2021. Prior guidance provided April 26, 2021.

•Product revenue increasing to $1,216 million, which reflects reported growth of 6.3% and constant currency growth of 5.4%;
•GAAP earnings per diluted share remains at $3.83;
•Non-GAAP earnings per diluted share increasing to $3.85;
•Included in our full-year 2021 revenue guidance is approximately $10.0 million of year-over-year currency tailwinds, which is consistent with our prior guidance.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.

The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments and divestitures. These items also include but are not limited to amortization and depreciation of intangible assets, asset impairments, and in-process research and development. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Litigation related expenses, settlements and awards
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. We believe that exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

Second Quarter 2021 Actuals versus Second Quarter 2020 Actuals

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE(1):
	Three Months Ended
(in thousands, except percentages)	July 3, 2021	June 27, 2020
GAAP product revenue	$305,118	$300,953
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(4,335)	N/A
Total non-GAAP constant currency adjustments	(4,335)	N/A
Non-GAAP constant currency product revenue	$300,783	$300,953

Product revenue growth %
GAAP	1.4%
Non-GAAP constant currency	(0.1)%
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	July 3, 2021		June 27, 2020
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$50,235	$0.88	$55,772	$0.96
Non-GAAP adjustments:
Acquisition, integration and related costs	2,509	0.04	1,313	0.02
Litigation related expenses, settlements and awards(2)	373	0.01	25	—
Other adjustments(3)	3,362	0.06	—	—
Realized and unrealized gains or losses	59	—	(11)	—
Tax impact of non-GAAP adjustments	(1,218)	(0.02)	(361)	(0.01)
Excess tax benefits from stock-based compensation expense	(1,324)	(0.02)	(7,486)	(0.13)
Total non-GAAP adjustments	3,760	0.07	(6,519)	(0.11)
Non-GAAP net income	$53,997	$0.94	$49,253	$0.85
Weighted average shares outstanding - diluted		57,379		58,204
__________________
(1)     May not foot due to rounding.
(2)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).
(3)    Other adjustments includes a charge in the second quarter of 2021 related to assisting a long-term OEM customer with their medical device correction.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Three Months Ended
	July 3, 2021	June 27, 2020
(in thousands, except percentages)	$	$
GAAP operating income/margin	$65,136	$62,220
Non-GAAP adjustments:
Acquisition, integration and related costs	2,509	1,313
Litigation related expenses, settlements and awards(2)	373	25
Other adjustments(3)	3,362	—
Total non-GAAP adjustments	6,244	1,338
Non-GAAP operating income/margin	$71,381	$63,558

GAAP operating income/margin %	21.3%	20.7%
Non-GAAP operating income/margin %	23.4%	21.1%
__________________
(1)     May not foot due to rounding.
(2)     Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).
(3)    Other adjustments includes a charge in the second quarter of 2021 related to assisting a long-term OEM customer with their medical device correction.

Full-Year 2021 Guidance versus Full-Year 2020 Actuals

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %(1):
(in thousands, except percentages)	Full-Year 2021 Updated Guidance(2)	Full-Year 2020 Actuals
GAAP product revenue	$1,216,000	$1,143,744
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(10,000)	N/A
Total non-GAAP constant currency adjustments	(10,000)	N/A
Non-GAAP constant currency product revenue	$1,206,000	$1,143,744

Product revenue growth %:
GAAP	6.3%
Non-GAAP constant currency	5.4%
__________________
(1)     May not foot due to rounding.
(2)    Updated guidance provided July 27, 2021. Prior guidance provided April 26, 2021.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Full-Year 2021 Updated Guidance(2)		Full-Year 2020 Actuals
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$221,300	$3.83	$240,302	$4.14
Non-GAAP adjustments:
Acquisition, integration and related costs	10,100	0.18	8,286	0.14
Litigation related expenses, settlements and awards(3)	5,000	0.09	(474)	(0.01)
Other adjustments(4)	3,400	0.06	—	—
Realized and unrealized gains or losses	900	0.02	(2,631)	(0.05)
Tax impact of non-GAAP adjustments	(3,500)	(0.06)	(6,096)	(0.11)
Excess tax benefits from stock-based compensation expense	(15,000)	(0.26)	(30,172)	(0.52)
Total non-GAAP adjustments	800	0.01	(31,086)	(0.54)
Non-GAAP product net income	$222,100	$3.85	$209,216	$3.60
Weighted average shares outstanding - diluted		57,700		58,037
__________________
(1)     May not foot due to rounding.
(2)    Updated guidance provided July 27, 2021. Prior guidance provided April 26, 2021.
(3)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).
(4)    Other adjustments includes a charge in the second quarter of 2021 related to assisting a long-term OEM customer with their medical device correction.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING MARGIN(1):

	Full-Year 2021 Updated Guidance(2)	Full-Year 2020 Actuals
(in thousands, except percentages)	$	$
GAAP gross margin	$794,500	$743,065
Non-GAAP adjustments:
Acquisition, integration and related costs	4,100	1,807
Other adjustments(4)	3,400	—
Total non-GAAP adjustments	7,500	1,807
Non-GAAP gross margin	$802,000	$744,872

GAAP gross margin %	65.3%	65.0%
Non-GAAP gross margin %	66.0%	65.1%

GAAP operating income/margin	$270,900	$255,823
Non-GAAP adjustments:
Acquisition, integration and related costs	10,100	8,286
Litigation related expenses, settlements and awards(3)	5,000	(474)
Other adjustments(4)	3,400	—
Total non-GAAP adjustments	18,500	7,812
Non-GAAP operating income/margin	$289,400	$263,636

GAAP operating income/margin %	22.3%	22.4%
Non-GAAP operating income/margin %	23.8%	23.1%
__________________
(1)     May not foot due to rounding.
(2)    Updated guidance provided July 27, 2021. Prior guidance provided April 26, 2021.
(3)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).
(4)    Other adjustments includes a charge in the second quarter of 2021 related to assisting a long-term OEM customer with their medical device correction.
Conference Call:
The conference call to review the results will begin at 1:30 p.m. PT today (4:30 p.m. ET) and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.
Conference Call Registration Link:
http://www.directeventreg.com/registration/event/8737508
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.4 Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates,5 improve CCHD screening in newborns,6 and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs.7-10 Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world,1 and is the primary pulse oximetry at 9 of the top 10 hospitals according to the 2020-21 U.S. News and World Report Best Hospitals Honor Roll.3 Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica™, Halo ION™, UniView™, UniView :60™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.

ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

References
1.Estimate: Masimo data on file.
2.https://content.govdelivery.com/accounts/USFDA/bulletins/2c276cb.
3.http://health.usnews.com/health-care/best-hospitals/articles/best-hospitals-honor-roll-and-overview.
4.Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website at http://www.masimo.com. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.
5.Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.
6.de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009;Jan 8;338.
7.Taenzer A et al. Impact of pulse oximetry surveillance on rescue events and intensive care unit transfers: a before-and-after concurrence study. Anesthesiology. 2010:112(2):282-287.
8.Taenzer A et al. Postoperative Monitoring – The Dartmouth Experience. Anesthesia Patient Safety Foundation Newsletter. Spring-Summer 2012.
9.McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.
10.McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2020 14 Mar. DOI: 10.1097/PTS.0000000000000696.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full year 2021 financial guidance; our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: the completion of customary quarterly financial statement review procedures; our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
	July 3, 2021	January 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$575,955	$641,447
Accounts receivable, net of allowance for credit losses	179,354	141,350
Inventories	206,607	215,952
Other current assets	89,920	102,416
Total current assets	1,051,836	1,101,165
Lease receivable, noncurrent	65,198	57,666
Deferred costs and other contract assets	21,704	20,076
Property and equipment, net	274,723	272,511
Intangible assets, net	75,025	73,923
Goodwill	102,486	103,206
Deferred tax assets	39,312	39,363
Other non-current assets	51,404	44,642
Total assets	$1,681,688	$1,712,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$66,248	$64,061
Accrued compensation	55,043	71,601
Deferred revenue and other contract liabilities, current	44,158	44,935
Other current liabilities	54,580	53,239
Total current liabilities	220,029	233,836
Other non-current liabilities	70,424	71,076
Total liabilities	290,453	304,912
Commitments and contingencies
Stockholders’ equity
Common stock	55	55
Treasury stock	(767,653)	(638,736)
Additional paid-in capital	714,267	703,693
Accumulated other comprehensive (loss) income	(267)	1,413
Retained earnings	1,444,833	1,341,215
Total stockholders’ equity	1,391,235	1,407,640
Total liabilities and stockholders’ equity	$1,681,688	$1,712,552

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)
	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Product revenue	$305,118	$300,953	$604,161	$570,578
Cost of goods sold	112,206	109,369	214,374	193,365
Gross profit	192,912	191,584	389,787	377,213
Operating expenses:
Selling, general and administrative	93,833	98,461	190,533	188,338
Research and development	33,943	30,878	68,454	58,119
Litigation settlements and (awards)	—	25	—	(474)
Total operating expenses	127,776	129,364	258,987	245,983
Operating income	65,136	62,220	130,800	131,230
Non-operating income (loss)	80	1,405	(657)	4,751
Income before provision for income taxes	65,216	63,625	130,143	135,981
Provision for income taxes	14,981	7,853	26,525	15,753
Net income	$50,235	$55,772	$103,618	$120,228

Net income per share:
Basic	$0.91	$1.02	$1.88	$2.21
Diluted	$0.88	$0.96	$1.80	$2.08

Weighted-average shares used in per share calculations:
Basic	55,032	54,764	55,116	54,316
Diluted	57,379	58,204	57,630	57,913
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Cost of goods sold	$192	$183	$397	$314
Selling, general and administrative	5,076	10,048	14,488	18,778
Research and development	2,994	2,957	6,085	5,368
Total	$8,262	$13,188	$20,970	$24,460

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)
	Six Months Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Net income	$103,618	$120,228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,314	13,587
Stock-based compensation	20,970	24,460
Loss on disposal of equipment, intangibles and other assets	166	196
Provision (Benefit) for credit losses	497	(170)
Benefit from deferred income taxes	—	77
Changes in operating assets and liabilities:
Increase in accounts receivable	(38,700)	(41,295)
Increase in lease receivable, net	(7,544)	(2,183)
Decrease (increase) in inventories	8,627	(37,548)
Decrease (increase) in other current assets	6,456	(12,004)
Increase in deferred costs and other contract assets	(1,652)	(2,105)
Increase in other non-current assets	(166)	(442)
Increase in accounts payable	1,974	32,798
Decrease in accrued compensation	(16,303)	(2,025)
(Decrease) increase in accrued liabilities	(5,998)	5,876
(Decrease) increase in income tax payable	(2,034)	248
(Decrease) increase in deferred revenue and other contract-related liabilities	(1,231)	6,920
Decrease in other non-current liabilities	(736)	(558)
Net cash provided by operating activities	85,258	106,060
Cash flows from investing activities:
Maturities of short-term investments	—	70,000
Purchases of property and equipment, net	(14,242)	(51,263)
Increase in intangible assets	(2,977)	(4,322)
Business combinations, net of cash acquired	—	(78,310)
Other strategic investing activities	—	(6,750)
Net cash used in investing activities	(17,219)	(70,645)
Cash flows from financing activities:
Proceeds from issuance of common stock	9,137	34,629
Payroll tax withholdings on behalf of employees for vested equity awards	(16,724)	(1,424)
Repurchases of common stock	(128,917)	(591)
Net cash (used in) provided by financing activities	(136,504)	32,614
Effect of foreign currency exchange rates on cash	804	(847)
Net (decrease) increase in cash, cash equivalents and restricted cash	(67,661)	67,182
Cash, cash equivalents and restricted cash at beginning of period	645,004	568,075
Cash, cash equivalents and restricted cash at end of period	$577,343	$635,257